UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2013, Medivation, Inc. filed with the Secretary of State of the State of Delaware a Certificate of Elimination eliminating from its Certificate of Incorporation the designation of certain shares of its preferred stock as Series B Preferred Stock; as a result, all shares of preferred stock designated as Series B Preferred Stock were eliminated and returned to the status of authorized but unissued shares of undesignated preferred stock.

On October 11, 2013, Medivation, Inc. filed with the Secretary of State of the State of Delaware a Certificate of Correction correcting an inadvertent omission from its Certificate of Amendment filed September 21, 2012.

On October 15, 2013, Medivation, Inc. filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Designations, increasing the number of shares of Medivation’s preferred stock designated as “Series C Junior Participating Preferred Stock,” from 50,000 shares to 85,000 shares.

On October 17, 2013, Medivation filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation restating its Certificate of Incorporation into one document.

The Certificate of Elimination, the Certificate of Correction, the Amended and Restated Certificate of Designations, and the Restated Certificate of Incorporation are filed as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Elimination

3.2	Certificate of Correction

3.3	Amended and Restated Certificate of Designations

3.4	Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: October 17, 2013	By:	/s/ Jennifer Rhodes
Jennifer Rhodes
Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Elimination

3.2	Certificate of Correction

3.3	Amended and Restated Certificate of Designations

3.4	Restated Certificate of Incorporation